Exhibit 99.1

Stran & Company Announces Nasdaq Ticker Symbol Change from “STRN” to “SWAG” on December 16

The Company’s publicly traded warrants ticker will also change from “STRNW” to “SWAGW”

Quincy, MA / December 15, 2022 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that the Company’s common stock will begin trading on Nasdaq under the ticker symbol “SWAG” on December 16, 2022. This ticker symbol will replace the Company’s current ticker symbol for its common stock, “STRN”. Additionally, the Company’s publicly traded warrants to purchase common stock will begin trading under the ticker symbol “SWAGW” on December 16, 2022. This ticker symbol will replace the Company’s current ticker symbol for its publicly traded warrants, “STRNW”.

Andy Shape, Chief Executive Officer of Stran, commented, “Our mission is to drive brand awareness and affect behavior through visual, creative and technology solutions for our customers. We do that by using promotional products and branded merchandise - which is also informally referred to as swag. The “SWAG” ticker symbol is memorable, relevant, and a better reflection of the products we sell and industry where we strive to be a leader.”

No action by the Company’s shareholders is required with respect to either ticker symbol change. The Company’s common stock and warrants will continue to be listed on Nasdaq and the respective CUSIP numbers will remain unchanged.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com